UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     ___________________________________

                                     FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act of 1934


                 Date of Report (Date of earliest event reported):

                                October 30, 2008


	                   HARRIS & HARRIS GROUP, INC.
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            (Exact name of registrant as specified in its charter)



	New York		0-11576				13-3119827
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(State or other 	 (Commission File Number)	(I.R.S. Employer
jurisdiction 		           			Identification No.)
of incorporation)


 				111 West 57th Street
			      New York, New York  10019
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 		(Address of principal executive offices and zip code)


	Registrant's telephone number, including area code: (212) 582-0900
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Item 5.02.  Departure of Directors or Certain Officers; Election of
	    Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.


Compensation Arrangements
-------------------------

The Proxy Statement for the 2008 Annual Meeting of Shareholders stated that if the named executive officers, exclusive of our Chief Executive Officer, Chares E. Harris, as he is scheduled to retire on December 31, 2008, do not receive sufficient cash from the exercise and sale of stock options in a year to provide market-competitive total compensation, as determined by the Compensation Committee, based on advice from the independent compensation consultant, the committee will pay the named executive officers cash bonuses. Accordingly, based on market information provided by the independent compensation consultant, on October 30, 2008, the Compensation Committee of the Company awarded bonuses for 2008 in the amount of $75,000 each to Douglas W. Jamison, President, Chief Operating Officer and Managing Director; Daniel B. Wolfe, Chief Financial Officer and Managing Director;
Alexei A. Andreev, Executive Vice President and Managing Director;
Michael A. Janse, Executive Vice President and Managing Director; and
Sandra M. Forman, General Counsel, Chief Compliance Officer and Director of Human Resources. Misti Ushio, Vice President and Associate, was also awarded a bonus of $20,000. Mr. Harris did not receive a bonus for 2008 owing to his scheduled retirement.



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					SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:	October 31, 2008			HARRIS & HARRIS GROUP, INC.



      						By: /s/ Charles E. Harris
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					     	   Charles E. Harris
						   Chief Executive Officer




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